                                  EXHIBIT (5)
                                  -----------

                            LEWIS, RICE & FINGERSH
                          A LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147

                               TEL (314) 444-7600

                               November 8, 1995


Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63101

    Re:  Registration Statement on Form S-4

Gentlemen:

    In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of (i) the Common Stock, par value $1.00 per share (the "Boatmen's Common"), of Boatmen's Bancshares, Inc. ("Boatmen's"), and (ii) the Class A 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share (the "Boatmen's New Preferred"), of Boatmen's registered thereunder, which shares of Boatmen's Common and Boatmen's New Preferred are to be issued pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated August 25, 1995, among Boatmen's, Acquisition Sub, Inc. and Fourth Financial Corporation.

    As counsel to Boatmen's, we have participated in the preparation of the Registration Statement. We have examined and are familiar with Boatmen's Restated Articles of Incorporation, Bylaws, as amended, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

    Based upon the foregoing, we are of the opinion that the shares of Boatmen's Common and Boatmen's New Preferred have been duly authorized and will, when issued in accordance with the terms and conditions set forth in the Merger Agreement, be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                LEWIS, RICE & FINGERSH, L.C.
                                /s/ Lewis, Rice & Fingersh, L.C.



 ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . CLAYTON, MISSOURI . WASHINGTON,
       MISSOURI . BELLEVILLE, ILLINOIS . HAYS, KANSAS . LEAWOOD, KANSAS